                                                                   Exhibit 10.30


                         POOLING AND SECURITY AGREEMENT

                                  BY AND AMONG

                         CRESTLINE CAPITAL CORPORATION,

                               [POOL PARENT], AND

                          THE PERSONS NAMED AS TENANTS
                           AND TENANT MEMBERS HEREIN

                                      AND

                              HOST MARRIOTT, L.P.

                   AND THE PERSONS NAMED AS LANDLORDS HEREIN




                       DATED AS OF _____________, 199___

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----

1. CERTAIN DEFINITIONS...................................................................  1
2. CASH COLLATERAL ARRANGEMENTS..........................................................  11

   2.1 Security Agreement Relating to Account Collateral.................................  11
   2.2 Establishment, Maintenance and Funding of Pool Cash Collateral Account............  13
   2.3 Disbursements from Pool Cash Collateral Account...................................  14

3. ADDITION OF LEASES....................................................................  15

   3.1 Addition of Leases, Tenants, or Tenant Members....................................  15

4. NEGATIVE COVENANTS APPLICABLE TO POOL PARENT..........................................  16

   4.1 Indebtedness......................................................................  16
   4.2 Liens.............................................................................  16
   4.3 Investments.......................................................................  16
   4.4 Transfers of Interests in Tenants and Tenant Members..............................  16
   4.5 Amendment of Organizational Documents.............................................  17
   4.6 Misapplication of Funds...........................................................  17
   4.7 Place of Business.................................................................  17

5. SPE COVENANTS.........................................................................  17

   5.1 Business of Pool Parent...........................................................  17
   5.2 Separate Existence................................................................  17
   5.3 Independent Director..............................................................  18
   5.4 Fundamental Changes...............................................................  18

6. EVENTS OF DEFAULT; REMEDIES...........................................................  18

   6.1 Events of Default.................................................................  18
   6.2 Remedies in Case of an Event of Default...........................................  19
   6.3 Remedies, Etc. Cumulative.........................................................  21
   6.4 Indemnity.........................................................................  21

7. MISCELLANEOUS PROVISIONS..............................................................  22

   7.1 Termination.......................................................................  22
   7.2 Financial Reporting...............................................................  22
   7.3 Notices...........................................................................  23
   7.4 Waiver; Amendment.................................................................  24
   7.5 Benefit...........................................................................  24
   7.6 Governing Law.....................................................................  24
   7.7 Headings..........................................................................  25
   7.8 Counterparts......................................................................  25
   7.9 Assignment........................................................................  25
   7.10 Waiver of Jury Trial.............................................................  25
   7.11 Delay Not a Waiver...............................................................  25
   7.12 Severability.....................................................................  25
   7.13 Preferences......................................................................  26
   7.14 Waiver of Notice.................................................................  26
   7.15 Remedies of Pool Parent, CCC, or Tenants.........................................  26

                                   SCHEDULES


Schedule 1      Leases, Tenants, Landlords, and Hotels

Schedule 2      Tenant Members

                        POOLING AND SECURITY AGREEMENT

     THIS POOLING AND SECURITY AGREEMENT (this "AGREEMENT") is made and entered into as of December [___], 1998 by and among Crestline Capital Corporation, a Maryland corporation ("CCC"), [________________], a Delaware corporation ("POOL PARENT"), the Tenants party hereto named on Schedule 1 hereto from time to time,
                                            ----------
and the Tenant Members party hereto named on Schedule 2 hereto from time to time
                                             ----------
(collectively, the "CCC ENTITIES") for the benefit of (i) the Landlords named on
Schedule 1 hereto from time to time, (ii) Host Marriott, L.P., a Delaware
----------
limited partnership, in its capacity as Landlord Representative hereunder, and
(iii) __________, as collateral agent for the benefit of the Landlords (together with its permitted successors and assigns, the "COLLATERAL AGENT").


                                    RECITALS


     A. The Tenants and Landlords are party to leases (the "LEASES") of the respective hotels (the "HOTELS") set forth on Schedule 1 hereto.
                                              ----------

     B. Pool Parent, the Tenants, and the Tenant Members are direct or indirect wholly owned Subsidiaries of CCC. The Tenants and the Tenant Members are direct or indirect wholly owned Subsidiaries of Pool Parent. The Tenant Members are the sole equity members of the respective Tenants set forth on
Schedule 2 attached hereto.
----------

     C. In order to induce the Landlords to enter into the Leases, CCC and Pool Parent (together, the "GUARANTORS") have executed and delivered a Pool Guarantee, of even date herewith (the "GUARANTEE"), pursuant to which the Guarantors have guaranteed certain obligations of Tenants under the Leases for the benefit of the respective Landlords, and the CCC Entities are executing and delivering this Agreement.

     NOW, THEREFORE, in consideration of the covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            1. CERTAIN DEFINITIONS

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, (iv) the term "including" shall have the same meaning as "including, without limitation," and (v) the words "herein," "hereof,"

"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     "ACCOUNT COLLATERAL" has the meaning ascribed to such term in Section
2.1(a).

     "ACCOUNTING PERIOD" means (i) for so long as CCC uses a fiscal year consisting of 52/53 weeks ending on the Friday closest to December 31 each year, each of the four (4) week accounting periods which are used in CCC's accounting system, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform CCC's accounting system to the calendar, and (ii) if CCC uses a fiscal year based on calendar quarters, each calendar month.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the subject Person. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights of any class of the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. Notwithstanding the foregoing, Marriott International, Inc. and its Subsidiaries shall not be deemed to be Affiliates of CCC, Pool Parent, Landlord Representative, any Landlord or any Tenant.

     "BUSINESS DAY" means any day other than Saturday, Sunday, or any other day on which banking institutions in the State of Maryland are authorized by law or executive action to close.

     "CAPITALIZED INTEREST" shall mean interest that is capitalized and is not counted as interest expense in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATIONS" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

     "CASH EXPENSES" means, with respect to any Tenant or Tenant Member, all expenses incurred by such Person and payable in cash, excluding (i) expenses of a Tenant paid by a manager on behalf of such Tenant pursuant to a hotel management agreement with respect to a hotel that is subject to a Lease, (ii) expenses relating to the performance of asset management services for the hotels subject to the Leases, including salaries or other employee costs of employees relating to the performance of asset management services, fees paid to independent contractors for provision of such services, or amounts paid to Affiliates for provision of such services, and (iii) expense reimbursements, overhead allocations and any other amount paid to an Affiliate of such Person.

     "CCC" means Crestline Capital Corporation, and its successors and permitted assigns.

     "CCC CONSOLIDATED FINANCIAL STATEMENTS" shall mean for any Fiscal Year or quarter thereof, consolidated statements of operations, retained earnings and cash flow for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes to any such statement, all in such detail as may be required by the Securities and Exchange Commission with respect to filings made by Landlord Representative or Host REIT and, after the first full Fiscal Year of Pool Parent, setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP and (in the case of annual financial statements) audited by a "Big Five" firm of independent certified public accountants or such other firm of independent certified public accountants as may be reasonably approved by Landlord Representative. CCC Consolidated Financial Statements shall be prepared on the basis of the Fiscal Year or quarter thereof, as applicable.

     "CCC LIMIT OF LIABILITY" means, with respect to the Guarantee or any Other Guarantee, the maximum liability of CCC under such Guarantee or Other Guarantee for obligations under the Leases or Other Leases, as the case may be, other than liability with respect to fraud or misapplication or misappropriation of funds or the existence of liens in violation of the Pooling Agreement or any Lease.

     "CHANGE OF CONTROL" means the (i) acquisition (after a registered offering of shares or otherwise) by any Person, or two or more Persons acting in concert, in a single or series of transactions (whether or not related), of:

          (a) with respect to Pool Parent, beneficial ownership (within the meaning of Rule 13d-3 of the SEC) of, or rights (including conversion rights), options or warrants to acquire (whether absolute or conditional), all or any portion of the outstanding voting or economic interests in Pool Parent (other than voting rights held by an Independent Member of Tenant as set forth in the Limited Liability Company Operating Agreement of Tenant as in effect on the date hereof); or

          (b) with respect to CCC, beneficial ownership of, or rights (including conversion rights), options or warrants to acquire, thirty-five percent (35%) or more of the outstanding shares of voting stock of CCC;

       or (ii) the merger or consolidation of Pool Parent or CCC with or into any other Person if, in the case of CCC, immediately following the effectiveness of such merger or consolidation, more than thirty-five percent (35%) of the beneficial ownership of the outstanding voting shares of the surviving entity of such merger or consolidation (including for such purpose in both the numerator and the denominator, shares of voting stock issuable upon the exercise of then outstanding rights (including conversion rights), options or warrants) is held by one or more Persons who were not holders of the outstanding voting shares of CCC (or outstanding rights (including conversion rights), options or warrants to acquire voting shares of CCC) immediately prior to the effectiveness of such merger or consolidation; or

     (iii) any one or a series of related sales or conveyances to any Person of all or substantially all of the assets of Pool Parent or CCC; or

     (iv) a change in the majority of the board of directors or similar managing body of CCC during the longer of (A) any twelve (12) month period and (B) the period during which two consecutive annual meetings of the equity holders of CCC at which directors or similar managers are elected have been held;

     provided, however, that the acquisition by any one or more wholly owned direct or indirect Subsidiaries of CCC of beneficial ownership of, or rights, options or warrants to acquire, all or any portion of Pool Parent shall not be a "Change of Control" hereunder.

     "COLLATERAL AGENT" means [__________________], or its successors and assigns.

     "CONSOLIDATED COVERAGE RATIO" of any Person means, for any period, the ratio of (x) Consolidated EBITDA of such Person for such period to (y) the sum of (i) Consolidated Interest Expense of such Person for such period, and (ii) the amount of all scheduled principal amortization payments (other than balloon payments at maturity of such Indebtedness) on all Indebtedness of such Person and its Subsidiaries made during such period.

     "CONSOLIDATED EBITDA" of any Person shall mean, for any period, the Consolidated Net Income of such Person for such period adjusted (A) to add thereto (to the extent deducted in determining Consolidated Net Income for such period), without duplication, the sum of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) depreciation and amortization expense (provided that the depreciation and amortization expense of a non-wholly owned Subsidiary shall be included only to the extent of the equity interest of such Person in such non-wholly owned Subsidiary), (iv) any other noncash items reducing Consolidated Net Income of such Person for such period (except to the extent that such noncash items relate to the write-off or write-down of any item included in Consolidated Net Income in a prior period) and (v) any cash receipts of such Person or a Subsidiary thereof during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA in such prior period by virtue of clause (B) of this definition, and (B) to subtract therefrom, without duplication, the sum of the amounts for such period of (i) all noncash items increasing Consolidated Net Income of such Person for such period and (ii) any cash expenditures of such Person and its Subsidiaries during such period to the extent that such cash expenditures (x) did not reduce Consolidated Net Income of such Person for such period and (y) were applied against reserves or accruals that constituted noncash items reducing Consolidated Net Income of such Person when reserved or accrued for in a prior period; provided, that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

     "CONSOLIDATED INTEREST EXPENSE" of any Person shall mean, for any period, the total consolidated cash interest expense of such Person and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of the Capitalized Lease Obligations of such Person and its Subsidiaries representing the interest factor for such period, but excluding (i) any Capitalized Lease Obligations that relate to leases of furniture, fixtures and equipment,

(ii) the interest factor (if any) in such period under any leases of furniture, fixtures and equipment or any Lease or Other Lease with respect to the furniture, fixtures and equipment subject to such Lease or Other Lease, and
(iii) any note issued by a tenant to a landlord pursuant to a Lease or Other Lease in connection with the purchase of working capital by such tenant. Notwithstanding anything to the contrary contained in the requirements of GAAP, the amount of Capitalized Interest incurred during any period shall be added as a component of Consolidated Interest Expense.

     "CONSOLIDATED NET INCOME" of any Person shall mean, for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis; provided, that (i) net income (or loss) of (x) any other Person that is accounted for by such specified Person by the equity method of accounting or (y) any Subsidiary of such Person that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall (in each case) be included only to the extent of the amount of cash dividends or distributions paid to the specified Person or a wholly owned Subsidiary of such Person, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not wholly owned Subsidiaries of such Person, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests, and (iv) any income, rental credit or expense associated with leases of Excess FF&E by any Tenant or any Other Tenant shall not be taken into account in determining Consolidated Net Income.

     "DISTRIBUTABLE CASH" means, with respect to a Tenant as of any Rent Payment Date, an amount of cash equal to (i) the aggregate amount of cash in all lockbox accounts of such Tenant maintained pursuant to the applicable Lease as of such date, immediately after payment of all rent owing under the Leases to which such Tenant is party less (ii) the amount of Cash Expenses of such Tenant then
                ----
payable less (y) the amount of available cash reasonably required to be reserved
        ----
for payment of future Cash Expenses for which such Tenant reasonably believes, after taking into account existing cash reserves of such Tenant, that it will not have adequate cash after payment of rent in future Accounting Periods. "Distributable Cash" means, with respect to a Tenant Member as of any Rent Payment Date, an amount of cash equal to (x) the aggregate amount of cash distributed to such Tenant Member by the applicable Tenant on such date, less
                                                                         ----
(y) the amount of Cash Expenses of such Tenant Member then payable, less (z) the
                                                                    ----
amount of available cash reasonably required to be reserved for payment of future Cash Expenses for which such Tenant Member reasonably believes, after taking into account existing cash reserves of such Tenant Member, that it will not have adequate cash.

     "DISTRIBUTION DATE" means, with respect to any Accounting Period, the first Business Day after the latest date on which payment of regularly scheduled Rent is due under any Lease.

     "EVENT OF DEFAULT" has the meaning ascribed to such term in Section 6.1.

     "EXCESS FF&E" means furniture, fixtures or equipment that any Tenant or Other Tenant is required to lease from a Person other than a Landlord or the landlord under an Other Lease, as the case may be, and receives a rental credit in respect of such lease, pursuant to the terms of any Lease or Other Lease.

     "FINANCIAL OFFICER'S CERTIFICATE" shall mean a certificate of the chief financial officer, controller, chief accounting officer or treasurer of CCC, accompanying the financial statements required to be delivered by CCC pursuant to Section 7.2, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and fairly present, in all material respects, the financial condition of CCC as of the dates thereof, and the results of its operations for the periods covered thereby (except that, in the case of financial statements delivered pursuant to clause Section 7.2(b)(i), the certificate shall state the extent to which such financial statements are not in accordance with GAAP), (b) that such officer has no knowledge of any Payment Default or Event of Default hereunder, and (c) the then-current Tangible Net Worth, Consolidated Coverage Ratio, Minimum Net Worth, and the CCC Limit of Liability under the Guarantee and each Other Guarantee.

     "FISCAL YEAR" means the fiscal year of CCC.

     "GAAP" means generally accepted accounting principles consistently applied.

     "GUARANTEE" means that certain Pool Guarantee, of even date herewith, entered into by CCC and Pool Parent for the benefit of the Landlords, as it may be amended from time to time.

     "GUARANTEED OBLIGATIONS" means any obligation of a Tenant or a Tenant Member that is guaranteed pursuant to the Guarantee.

     "HOST REIT" shall mean Host Marriott Corporation, a Maryland corporation, or its successors or assigns.

     "INDEBTEDNESS" shall mean all obligations, contingent or otherwise, which in accordance with GAAP should be reflected on the obligor's balance sheet as debt.

     "INDEPENDENT DIRECTOR" means a Person who is not, and has not within the past five (5) years been, (i) an officer, director, employee, partner, member, manager, stockholder or beneficial-interest holder of Pool Parent; (ii) an officer, director, employee, partner, member, beneficial-interest holder, or stockholder of any "Affiliate" (as defined below) of Pool Parent; or (iii) a spouse, parent, sibling, or child of any Person described in (i) or (ii) of this section; provided, however, that a Person shall not be deemed to be a director or member of an Affiliate solely by reason of such Person being a director, manager, or member of a single-purpose entity that would otherwise be deemed to be an Affiliate because they are under common control. For the purpose of this definition alone, "Affiliate" means any Person (x) which owns beneficially, directly or indirectly, more than ten percent (10%) of the outstanding equity interest in Pool Parent or which is otherwise in control of Pool Parent; (y) of which more than ten percent (10%) of the outstanding voting securities are owned beneficially, directly or indirectly, by any Person described in clause (x) above; or (z) which is controlled by, or under common control with, any Person or entity described in clause (x) above; the terms "control" and "controlled by" shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933.

     "INTANGIBLE ASSET" shall mean, with respect to any Person, a long-lived asset that is useful in the operations of such Person, that is not directly used in revenue generation and that is not held for sale, and is without physical qualities, including but not limited to patents, copyrights and goodwill, but excluding capitalized costs associated with the acquisition of brand names, franchises and trademarks, franchise agreements and management agreements.

     "LANDLORD" means each Person named as the lessor under a Lease on Schedule
                                                                       --------
1 hereto, and each Person that becomes a "Landlord" hereunder pursuant to
-
Section [__].

     "LANDLORD REPRESENTATIVE" means Host Marriott, L.P., a Delaware limited partnership, or its successor or permitted assigns.

     "LEASE" means any lease listed on Schedule 1 hereto.
                                       ----------

     "LIEN" means any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind (including, without limitation, any easements, covenants, conditions and restrictions), or any transfer of any property or assets for the purpose of subjecting the same to an encumbrance, lien or charge securing the payment of Indebtedness or performance of any other obligation in priority to payment of any Person's general creditors.

     "LOCKBOX NOTICE DATE" means, with respect to a Lockbox Trigger Event, the earliest date of a notice by a Landlord or the Landlord Representative to a Tenant and to CCC and the Pool Parent of the exercise by such Landlord of its right to implement the lockbox procedures under the Lease to which such Landlord and Tenant are parties.

     "LOCKBOX PERIOD" means the period beginning no later than two weeks after a Lockbox Notice Date and continuing thereafter until the first day of the first full Accounting Period after (i) the Consolidated Coverage Ratio of CCC is at least 2.3 to 1.0 for each of three consecutive Accounting Periods, (ii) the Tangible Net Worth of CCC is at least equal to two hundred percent (200%) of the aggregate of the CCC Limits of Liability under the Guarantee and all Other Guarantees from time to time as of the end of each of three consecutive Accounting Periods, and (iii) no Payment Default under (A) any Lease or (B) any Other Lease with respect to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero and no "Event of Default" (as defined in the applicable Lease) under Section 12.1(c) of any Lease by reason of a breach of Section 7.1 or 21.6.3 of such Lease has been in effect as of three consecutive Distribution Dates; provided that a Lockbox Period shall not terminate by reason of an event described in clause (i), (ii), or (iii) if the CCC Limit of Liability under the Guarantee shall have been reduced to zero.

     "LOCKBOX TRIGGER EVENT" means any of the following events:

          (i) the Tangible Net Worth of CCC is less than two hundred percent (200%) of the amount of the aggregate of the CCC Limits of Liability under the Guarantee and all Other Guarantees from time to time as of the end of each of three consecutive Accounting Periods;

          (ii) the Consolidated Coverage Ratio of CCC is less than 2.3 to 1.0 for each of three consecutive Accounting Periods;

          (iii) the occurrence of a Payment Default under (A) any Lease or (B) any Other Lease with respect to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero, or an "Event of Default" (as defined in the applicable Lease) under Section 12.1(c) of any Lease by reason of a breach of Section 7.1 or 21.6.3 of such Lease; or

          (iv) the CCC Limit of Liability under the Guarantee shall have been reduced to zero.

     "MINIMUM NET WORTH" means, with respect to the last day of any Accounting Period, a Tangible Net Worth (calculated on a book value basis), excluding amounts held in any lockbox or cash collateral account under any Lease, any Other Lease, this Agreement or any pooling and security agreement relating to Other Leases, immediately after the Distribution Date for such Accounting Period, equal to one hundred fifty percent (150%) of the aggregate of the CCC Limits of Liability under the Guarantee and the Other Guarantees from time to time; provided that the Minimum Net Worth shall be reduced by one hundred fifty percent (150%) of the total amount of cash held in any lockbox or cash collateral account under any Lease, any Other Lease, this Agreement or any pooling and security agreement relating to Other Leases, immediately after the Distribution Date for such Accounting Period.

     "OTHER GUARANTEE" means a guarantee by CCC and any Subsidiary of CCC of the obligations under one or more Other Leases.

     "OTHER LEASE" means any lease (other than a Lease) of a full service hotel under which Host Marriott, L.P. or a Subsidiary of Host Marriott, L.P. is the lessor and a Subsidiary of CCC is the lessee and that is the subject of a guarantee by CCC and a pooling and security agreement substantially similar to the Guarantee and this Agreement, as in effect on the date hereof.

     "OTHER TENANT" means the lessee under an Other Lease.

     "PAYMENT DEFAULT" means, with respect to a Lease or any Other Lease as to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero, a default by the applicable Tenant or Other Tenant in the payment of Rent after expiration of any applicable notice and cure periods and after giving effect to distributions from the Pool Cash Collateral Account or payment of such Rent by Pool Parent or CCC pursuant to the Guarantee; provided that no Payment Default will be deemed to have occurred with respect to any Other Lease under which the ownership interest of CCC (direct or indirect) in the lessee is less than 100%, so long as CCC and the applicable

Subsidiary of CCC that has entered into a guarantee of the obligations under such Other Lease shall have fulfilled their obligations under such guarantee./1/

     "PERMITTED DEBT" has the meaning ascribed to such term in Section 4.1.


     "PERMITTED INVESTMENTS" means any one or more of the following:


          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
                States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition (or such shorter period required by the terms of this Agreement);


          (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of any bank whose short-term commercial paper rating from Standard & Poor's Rating Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("MOODY'S") is at least P-2 or the equivalent thereof (any such bank, an "APPROVED BANK"), in each case with maturities of not more than one year from the date of acquisition (or such shorter period required by the terms of this Agreement);


          (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition (or such shorter period required by the terms of this Agreement);

          (iv) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof (or such shorter period required by the terms of this Agreement) and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; and

          (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.
-------------------
/1/ The liability under the guarantee of such a lease will be limited to the percentage ownership interest of CCC in the lessee.

     "PERMITTED LIEN" has the meaning ascribed to such term in Section 4.2.

     "PERSON" means any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "POOL CASH COLLATERAL ACCOUNT" has the meaning ascribed to such term in
Section 2.2(a).

     "RENT" means, with respect to any Lease or Other Lease, minimum rent, percentage rent or additional charges owing under such Lease or Other Lease.

     "RENT PAYMENT DATE" means, with respect to any Lease, the date on which a regularly scheduled payment of Rent is due.

     "RENT SHORTFALL" means, with respect to any Lease, the amount of any deficit in payment of Rent on any Rent Payment Date, prior to giving effect to any distribution from the Pool Cash Collateral Account or any payment of the amount owing by Pool Parent or CCC pursuant the Guarantee.

     "REQUIRED RESERVE AMOUNT" means, as of any Distribution Date, an amount equal to the greater of (i) the CCC Limit of Liability under the Guarantee as of such Distribution Date, after giving effect to all payments on such date or (ii) 0.5% of the aggregate Rent (excluding Additional Charges (as defined in each Lease) and without deduction of FF&E Adjustments under any Lease) payable under all Leases for the preceding Fiscal Year (with the amount in this clause (ii) being for Fiscal Year 1999 0.5% of the aggregate Rent (excluding Additional Charges (as defined in each Lease) and without deduction of FF&E Adjustments under any Lease) payable under all Leases for Fiscal Year 1999).

     "SECONDARY LOCKBOX PERIOD" means the period beginning upon the occurrence of a Secondary Lockbox Trigger Event and continuing thereafter until the first day of the first full Accounting Period after (i) the Tangible Net Worth of CCC is at least equal to the Minimum Net Worth as of the end of each of three consecutive Accounting Periods, (ii) the Consolidated Coverage Ratio of CCC is at least 1.8 to 1.0 for each of three consecutive Accounting Periods, and (iii) no Payment Default under (A) any Lease or (B) any Other Lease with respect to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero and no "Event of Default" (as defined in the applicable Lease) under
Section 12.1(c) of any Lease by reason of a breach of Section 7.1 or 21.6.3 of such Lease has been in effect as of three consecutive Distribution Dates; provided that a Secondary Lockbox Period shall not terminate by reason of an event described in clause (i), (ii), or (iii) if the CCC Limit of Liability under the Guarantee shall have been reduced to zero.

     "SECONDARY LOCKBOX TRIGGER EVENT" means any of the following events:

          (i) the Tangible Net Worth of CCC is less than the Minimum Net Worth as of the end of each of three consecutive Accounting Periods;

          (ii) the Consolidated Coverage Ratio of CCC is less than 1.8 to 1.0 for each of three consecutive Accounting Periods;

          (iii) the occurrence of a Payment Default under (A) any Lease or (B) any Other Lease with respect to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero, or "Event of Default" (as defined in the applicable Lease) under Section 12.1(c) of any Lease by reason of a breach of Section 7.1 or 21.6.3 of such Lease; or

          (iv) the CCC Limit of Liability under the Guarantee shall have been reduced to zero.

     "SUBSIDIARY" shall mean, as to any Person, (i) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person or one or more Subsidiaries of such Person has more than a fifty percent (50%) equity interest at the time.

     "TANGIBLE NET WORTH" means, with respect to any Person on any date, without duplication, (i) the sum of the shareholders' equity of such Person on a consolidated basis in accordance with GAAP minus (ii) the sum of all Intangible Assets (net of accumulated amortization) of such Person and its Subsidiaries, each as shown on the consolidated balance sheets of such Person.

     "TENANT" means each Person named as the lessee under a Lease on Schedule 1
                                                                     ----------
hereto, and each Person that becomes a "Tenant" hereunder pursuant to Section
3.1.

     "TENANT MEMBER" means each wholly owned Subsidiary of Pool Parent named as the sole equity member of a Tenant on Schedule 2 hereto, and each Person that
                                      ----------
becomes a "Tenant Member" hereunder pursuant to Section 3.1.

                        2. CASH COLLATERAL ARRANGEMENTS

     2.1 SECURITY AGREEMENT RELATING TO ACCOUNT COLLATERAL

     (a) Pledge of Account Collateral.  To secure the full and punctual payment
         ----------------------------
and performance when due of all of the Guaranteed Obligations, Pool Parent hereby pledges, and grants to the Collateral Agent for the benefit of the Landlords, a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (such property, collectively, the "ACCOUNT COLLATERAL"):

            (i) all of Pool Parent's right, title and interest in and to any dividends, distributions or other amounts paid with respect to any equity interests in a Tenant or Tenant Member;

            (ii) all of Pool Parent's right, title and interest in and to the Pool Cash Collateral Account; and all moneys and Permitted Investments, if any, from time to time deposited or held in the aforementioned account; and

            (iii) to the extent not covered by clause (i) or (ii) above, all cash, instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

     (b) Financing Statements; Further Assurances.  Upon the request of Landlord
         ----------------------------------------
Representative, Pool Parent will execute and deliver to the Collateral Agent for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect the Collateral Agent's security interest for the benefit of the Landlords in the Account Collateral to the extent that it may be perfected by such a filing. From time to time, at the expense of Pool Parent, Pool Parent shall promptly execute and deliver all further instruments prepared by the Landlord Representative, and take all further action, that the Collateral Agent and the Landlord Representative may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable the Collateral Agent to exercise and enforce the Collateral Agent's rights and remedies hereunder with respect to any Account Collateral. Neither the Collateral Agent nor the Pool Parent shall be responsible for the determination of the financing statements and other instruments necessary to perfect such security interest or for the filing of such financing statements and other instruments at the locations necessary to perfect and continue such security interest.

     (c) Transfers and Other Liens.  Pool Parent shall not sell or otherwise
         -------------------------
dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to the Collateral Agent for the benefit of the Landlords under this Agreement.

     (d) Continuing Security Interest; Termination.  This Section 2.1 shall
         -----------------------------------------
create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect so long as the Guarantee remains outstanding. Upon termination or expiration of the Guarantee and payment of all Guaranteed Obligations, subject to the limits specified in the Guarantee, Pool Parent shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and, upon written notification by the Landlord Representative to the Collateral Agent that the Guarantee has terminated or expired and all outstanding Guaranteed Obligations have been paid in full, the Collateral Agent shall release any funds then held by it in the Pool Cash Collateral Account and execute such instruments and documents as may be reasonably requested by Pool Parent to evidence such termination and the release of the pledge and lien hereof.

     2.2 ESTABLISHMENT, MAINTENANCE AND FUNDING OF POOL CASH COLLATERAL ACCOUNT

     (a) At any time after a Lockbox Notice Date, or in the discretion of Landlord Representative prior thereto, Landlord Representative shall establish and thereafter maintain with the Collateral Agent a master collection account (the "POOL CASH COLLATERAL ACCOUNT") in the name of Pool Parent and the Collateral Agent for the benefit of the Landlords as secured party.

     (b) During any Lockbox Period, Pool Parent shall cause to be promptly deposited (and in any event, Pool Parent will use its best efforts to cause such to occur within 24 hours) in the Pool Cash Collateral Account all revenues and other income that it receives from any source whatsoever. Pool Parent shall not permit any other funds so to be deposited or commingled in the Pool Cash Collateral Account, except as required pursuant to paragraph (d) below.

     (c) During any Lockbox Period, each Tenant shall distribute to the Pool Parent (or, if the equity member of such Tenant is a Tenant Member, to the applicable Tenant Member and such Tenant Member shall distribute to the Pool Parent) all Distributable Cash on each Rent Payment Date under each Lease to which such Tenant is a party and Pool Parent shall deposit such funds, immediately upon receipt, into the Pool Cash Collateral Account.

     (d) During any Lockbox Period, CCC and Pool Parent shall deposit all payments made by either of them under the Guarantee directly into the Pool Cash Collateral Account, and the deposit of all amounts owing under the Guarantee into the Pool Cash Collateral Account shall be deemed to constitute payment of their obligations thereunder.

     (e) Pool Parent shall direct the Collateral Agent in writing to invest and reinvest any balance in the Pool Cash Collateral Account from time to time in Permitted Investments; provided that (i) the maturities of the Permitted Investments on deposit in the Pool Cash Collateral Account shall be such that the amounts required to be withdrawn therefrom pursuant to Section 2.3 shall be available in cash as of the close of business on the Business Day immediately preceding the date on which such funds are required to be withdrawn, (ii) all such Permitted Investments other than during the continuance of an Event of Default shall be held in the name of Pool Parent and, during the continuance of an Event of Default, shall be held in the name of the Collateral Agent for the benefit of the Landlords, and (iii) no Permitted Investment shall be directed to be made unless the Collateral Agent for the benefit of the Landlords shall retain a perfected first priority Lien in such Permitted Investment and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. Neither the Collateral Agent, the Landlord Representative nor any Landlord shall have any liability for any loss in investments of funds in the Pool Cash Collateral Account that are invested in Permitted Investments (unless, in the case of the Collateral Agent, such funds are invested contrary to Pool Parent's or the Landlord Representative's written direction, as applicable) and no such loss shall affect Pool Parent's obligation to fund, or liability for funding, the Pool Cash Collateral Account. Pool Parent shall include all earnings on the Pool Cash Collateral Account as income of Pool Parent for federal and applicable state tax purposes. In the absence of any written direction, the Collateral Agent shall invest the balance of the Pool Cash Collateral Account in the Permitted Investment described in clause (v) of the definition thereof. Notwithstanding the foregoing, the Collateral Agent shall be permitted to keep uninvested funds in the Pool Cash Collateral Account from the day prior to each Rent Payment Date until such Rent Payment Date.

     (f) Pool Parent shall be the owner of the Pool Cash Collateral Account for all purposes, subject to the security interest therein created by this Agreement and to the application of all amounts held therein for the account of the Pool Parent as set forth in this Agreement.

     2.3 DISBURSEMENTS FROM POOL CASH COLLATERAL ACCOUNT.

     (a) Disbursements Prior to Secondary Lockbox Event.  On each Distribution
         ----------------------------------------------
Date during any Lockbox Period, and provided that no Secondary Lockbox Trigger Event shall have occurred and be continuing (in which event the provisions of paragraphs (b) or (c) below shall apply), upon receipt of a certificate signed by Pool Parent and the Landlord Representative stating that all Rent owing for the immediately preceding Accounting Period and all prior Accounting Periods under each Lease and under each Other Lease as to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero has been paid in full, the Collateral Agent shall disburse all funds held in the Pool Cash Collateral Account to Pool Parent. If, on any such Distribution Date, a Rent Shortfall exists under any Lease for the immediately preceding Accounting Period or any prior Accounting Period, upon receipt of a certificate from the Landlord Representative setting forth the Leases as to which there is a Rent Shortfall and the amount of each such Rent Shortfall, the Collateral Agent shall pay to the applicable Landlord an amount equal to such Rent Shortfall; if the funds available in the Pool Cash Collateral Account are not sufficient to pay all Rent Shortfalls, then the Collateral Agent shall make payments with respect to each Rent Shortfall to the extent of available funds ratably based on the ratio of the amount of each Rent Shortfall to the aggregate amount of Rent Shortfalls under all Leases. Any funds remaining in the Pool Cash Collateral Account after satisfying any Rent Shortfall shall be distributed promptly upon receipt of the certificate referred to in the first sentence of this paragraph.

     (b) Disbursements During Secondary Lockbox Period.  On each Distribution
         ---------------------------------------------
Date during a Secondary Lockbox Period, the Collateral Agent shall disburse from the Pool Cash Collateral Account, to the extent available therein, funds in amounts sufficient for the following purposes, in the following order of priority:

           First, to the Landlord under each Lease with respect to which there is a Rent Shortfall for the immediately preceding Accounting Period or any prior Accounting Period, an amount equal to such Rent Shortfall; if the funds available in the Pool Cash Collateral Account are not sufficient to pay all Rent Shortfalls, then the Collateral Agent shall make payments with respect to each Rent Shortfall to the extent of available funds ratably based on the ratio of the amount of each Rent Shortfall to the aggregate amount of Rent Shortfalls under all Leases;

           Second, subject to the provisions of Section 2.3(c), to Pool Parent, an amount equal to (x) $3,077 times the number of Leases as to which there is no

     Payment Default after application of funds disbursed pursuant to clause First above times the number of full Accounting Periods that have then elapsed since the beginning of the applicable Secondary Lockbox Period, less (y) the aggregate amount of Cash Expenses of all Tenants deducted in determining Distributable Cash for all Accounting Periods since the beginning of the applicable Secondary Lockbox Period, less (z) the cumulative amount of all distributions under this clause Second during such Secondary Lockbox Period; and

           Third, subject to the provisions of Section 2.3(c), to Pool Parent any remaining funds in excess of the Required Reserve Amount, so long as there is no Payment Default under any Lease or under any Other Lease as to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero and no Event of Default hereunder shall have occurred and be continuing; if the remaining funds are less than or equal to the Required Reserve Amount, the Collateral Agent shall retain all funds remaining in the Pool Cash Collateral Account.

     (c) Disbursements after Default.  If a Payment Default under any Lease or
         ---------------------------
under any Other Lease as to which the CCC Limit of Liability under the applicable Other Guarantee is greater than zero or an Event of Default hereunder shall have occurred and be continuing, then the Collateral Agent shall not disburse any funds from the Pool Cash Collateral Account pursuant to paragraph Second or Third of Section 2.3(b).

     (d) Disbursements at End of Lockbox Period.  Promptly after the termination
         --------------------------------------
of any Lockbox Period, the Collateral Agent shall disburse to the Pool Parent any funds then held in the Pool Cash Collateral Account that are not required to cure any existing Rent Shortfalls.

     (e) Reliance on Certificates.  During a Secondary Lockbox Period, the
         ------------------------
Collateral Agent shall make distributions from the Pool Cash Collateral Account on the basis of, and it shall be entitled to rely on, certificates furnished by Landlord Representative.

                             3. ADDITION OF LEASES

     3.1 ADDITION OF LEASES, TENANTS, OR TENANT MEMBERS

     From time to time, the Landlord Representative and the Pool Parent shall be entitled to cause an additional lease of a lodging facility under which Host Marriott, L.P. or a Subsidiary of Host Marriott, L.P. is the lessor and a Subsidiary of CCC is the lessee to become subject to this Agreement, without the consent of the Landlords or Tenants, by amending Schedule 1 hereto to add such
                                                 ----------
lease, provided that the obligations under such lease are guaranteed pursuant to the Guarantee and the lessee and lessor under such lease agree in writing to be bound by the respective obligations hereunder of a "Tenant" or "Landlord," as the case may be. Upon such amendment of Schedule 1 and such agreement by such
                                         ----------
the lessor and lessee under such lease, such lease shall be a "Lease" and the lessee and lessor thereunder shall be a "Tenant" or "Landlord," as the case may be, under this Agreement.

     4. NEGATIVE COVENANTS APPLICABLE TO POOL PARENT


     4.1 INDEBTEDNESS

     Pool Parent shall not (i) incur, create or assume any Indebtedness; or (ii) guarantee or have any consensual contingent obligation for the obligations of any other Person, other than pursuant to the Guarantee or this Agreement; provided that, so long as no Event of Default has occurred and is continuing, Pool Parent may incur, create or assume any Permitted Debt (as defined below). As used herein, "PERMITTED DEBT" shall mean:

            (i) if no Event of Default has occurred and is continuing, unsecured Indebtedness owing to CCC, with respect to which CCC shall have agreed in writing, in form and substance satisfactory to Landlord Representative, that payment of such Indebtedness shall be subordinated in all respects to performance of Pool Parent's obligations under this Agreement and that no remedies may be exercised with respect to enforcement or collection of such Indebtedness until such time as this Agreement shall have terminated and all obligations owed by Pool Parent hereunder shall have been discharged in full; and

            (ii) if no Event of Default has occurred and is continuing, Indebtedness solely in respect of surety and appeal bonds, performance bonds and other obligations of a like nature (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices.

     4.2 LIENS

     Pool Parent shall not create or suffer to exist any Liens on its assets other than Permitted Liens. As used herein, "PERMITTED LIEN" shall mean the Liens created by this Agreement and any other Lien securing obligations under the Guarantee.

     4.3 INVESTMENTS

     Pool Parent shall not make any investment in, or advance, loan or extend credit to, make any capital contribution to, or acquire or own stock or other equity interests in, any other Person other than advances, loans or extensions of credit to, capital contributions to, or equity interests in Tenants and Tenant Members.

     4.4 TRANSFERS OF INTERESTS IN TENANTS AND TENANT MEMBERS

     Pool Parent shall not (i) transfer or otherwise dispose of any equity interest in any Tenant other than to a wholly owned Subsidiary of Pool Parent that agrees in writing to be bound by the obligations of a Tenant Member hereunder or (ii) transfer or otherwise dispose of any equity interest in any Tenant Member.

     4.5 AMENDMENT OF ORGANIZATIONAL DOCUMENTS

     CCC and Pool Parent shall not modify Sections ____ [SPECIFY SECTIONS RELATING TO SPE PROVISIONS] of the certificate of incorporation of Pool Parent and shall not modify, or permit or fail to prevent any modification of, the limited liability company operating agreement, articles of incorporation, partnership agreement or similar organizational document of any Tenant in violation of the applicable Lease or of any Tenant Member without the consent of the Landlord Representative (such consent not to be unreasonably withheld).
Pool Parent shall not (i) issue any capital stock to any Person other than CCC and shall not permit any Tenant or Tenant Member to admit any new member or issue any capital stock to any Person other than Pool Parent or (ii) permit or suffer to occur any change in the identity of the owner of its capital stock or the capital stock or membership interests of any Tenant or Tenant Member without the prior approval of the Landlord Representative (such approval not to be unreasonably withheld).

     4.6 MISAPPLICATION OF FUNDS

     Pool Parent shall not make any distribution to or for the benefit of any of its equity owners while a Event of Default is pending; or fail to remit or cause to be remitted to the Pool Cash Collateral Account all amounts required so to be remitted pursuant to this Agreement.

     4.7 PLACE OF BUSINESS

     Pool Parent shall not change its chief executive office or its principal places of business without giving the Landlord Representative at least 20 days' prior written notice thereof and promptly providing the Landlord Representative such information as the Landlord Representative may reasonably request in connection therewith.

                               5. SPE COVENANTS

     5.1 BUSINESS OF POOL PARENT

     Pool Parent shall not engage in any business other than the ownership of equity interests in the Tenants and Tenant Members.

     5.2 SEPARATE EXISTENCE

     Pool Parent shall (i) maintain its books and records and bank accounts separate from any other Person (except that, for accounting and reporting purposes, Pool Parent may be included in the CCC Consolidated Financial Statements in accordance with GAAP);

(ii) maintain an arm's length relationship with its stockholders, Affiliates and any other party furnishing services to it; (iii) maintain its books, records, resolutions and agreements as official records; (iv) conduct its business in its own name and through its own authorized officers and agents; (v) maintain its financial statements, accounting records and other corporate documents separate from those of any other Person (except for inclusion in the CCC Consolidated Financial Statements); (vi) pay its own liabilities out of its own funds and other assets, including funds contributed to its capital by its equity holders, and all such capital contributions shall be reflected properly in its books and records; (vii) observe all corporate formalities, as applicable, necessary to maintain its identity as an entity separate and distinct from its stockholders, CCC, and all other Affiliates; (viii) participate in the fair and reasonable allocation of any and all overhead expenses and other common expenses for facilities, goods or services provided to multiple entities; (ix) use its own stationery, invoices and checks (except when acting in a representative capacity); (x) hold and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person (except for inclusion in the CCC Consolidated Financial Statements); and (xi) hold its assets in its own name.

     5.3 INDEPENDENT DIRECTOR

     Pool Parent shall have an Independent Director at all times, or if the Independent Director has resigned, Pool Parent shall not take any action which may not be taken pursuant to the organizational documents of Pool Parent without the consent of the Independent Director until such time as a replacement Independent Director has been appointed to the board of directors of Pool Parent.

     5.4 FUNDAMENTAL CHANGES

     Pool Parent shall not merge or consolidate with any other Person, liquidate or dissolve, or permit any Tenant or Tenant Member to merge or consolidate with any other Person or liquidate or dissolve.

                        6. EVENTS OF DEFAULT; REMEDIES

     6.1 EVENTS OF DEFAULT

     The occurrence of any one or more of the following events shall be an "EVENT OF DEFAULT" hereunder:

     (a) A failure by CCC or Pool Parent to make any payment under the Guarantee when due;

     (b) Pool Parent or any Tenant is in default of any of its obligations under
Article 2 hereof and such default is not cured within (i), with respect to their respective obligations under Section 2.2, 5 Business Days after the occurrence thereof, or (ii), with respect to any other obligations under Article 2, 10 Business Days after receipt of notice of such default;

     (c) Pool Parent is in default of any of its obligations under Article 4 or 5 hereof;

     (d) Any Change of Control occurs;

     (e) Any obligation of Pool Parent in respect of any Indebtedness in a principal amount in excess of $1,000,000 for money borrowed or for the deferred purchase price of any material property or services, is declared to be, or as a result of acceleration becomes, due and payable prior to the stated maturity thereof;

     (f) Pool Parent or CCC is generally not paying its debts as they become due, or Pool Parent or CCC makes a general assignment for the benefit of creditors;

     (g) A petition is filed by or against Pool Parent or CCC under the federal bankruptcy laws, or any other proceeding is instituted by or against Pool Parent or CCC seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Pool Parent or CCC or for any substantial part of the property of Pool Parent or CCC, and, in the case of any involuntary petition filed or proceeding instituted against Pool Parent or CCC only, such proceeding is not dismissed within sixty (60) days after institution thereof, or Pool Parent or CCC takes any action to authorize or effect any of the actions set forth above in this paragraph;

     (h) Pool Parent or CCC causes or institutes any proceeding for its dissolution or termination; or

     (i) CCC fails to maintain for each of three (3) consecutive Accounting Periods either (i) a Tangible Net Worth equal to or greater than (x) the CCC Limit of Liability under the Guarantee from time to time less (y) amounts held in any lockbox or cash collateral account under any Lease, any Other Lease, this Agreement or any pooling and security agreement relating to Other Leases, immediately after the Distribution Date for the preceding Accounting Period, or
(ii) a Consolidated Coverage Ratio of at least 1.4 to 1.0.

     6.2 REMEDIES IN CASE OF AN EVENT OF DEFAULT

     (a) If an Event of Default shall have occurred and be continuing, in addition to such other rights and remedies as may be available at law or in equity, the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, the Guarantee or by law) for the protection and enforcement of its rights in respect of the Account Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of Maryland, and the Collateral Agent shall be entitled, without limitation, to exercise any or all of the following rights, which Pool Parent hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Account Collateral otherwise payable to Pool Parent; and

            (ii) to transfer all or any part of the Account Collateral into the Collateral Agent's name or the name of its nominee or nominees.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, upon prior written notice from the Landlord Representative and without notice or liability to Pool Parent, apply any or all amounts in the Pool Cash Collateral Account for any of the following purposes relating to the Guaranteed Obligations, in the following order:

            (i) reimbursement of the Landlord Representative, the Collateral Agent and the Landlords for all losses and reasonable expenses (including without limitation reasonable legal fees) actually suffered or incurred by such Persons as a result of such Event of Default;

            (ii) payment of any reasonable amount expended in exercising rights and remedies available to the Collateral Agent, the Landlord Representative or the Landlords at law or in equity or under this Agreement or under the Guarantee; and

            (iii) payment of any Guaranteed Obligations then due and payable (and if the amount available in the Pool Cash Collateral Account is insufficient to pay all such amounts in full, then the amounts then due and payable to each Landlord in respect of Guaranteed Obligations will be paid pro rata based on the respective amounts of Guaranteed Obligations then due to each Landlord).

     (c) Every right and remedy granted to the Collateral Agent under this Agreement or by law may be exercised by the Collateral Agent at any time and from time to time as and when provided hereby, and as often as the Collateral Agent may deem it expedient. Any and all of the Collateral Agent's rights with respect to the pledge of and security interest in the Account Collateral granted hereunder shall continue unimpaired, and Pool Parent shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of Pool Parent, CCC, or any Tenant under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein pursuant to this Agreement, or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by the Collateral Agent at the written direction of the Landlord Representative in the event of any Event of Default with respect to the Account Collateral or otherwise hereunder.

     (d) Collateral Agent Appointed Attorney-In-Fact.  Pool Parent hereby
         -------------------------------------------
irrevocably constitutes and appoints the Collateral Agent as Pool Parent's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Pool Parent with respect to the Account Collateral, and do in the name, place and stead of Pool Parent, all such acts, things and deeds for and on behalf of and in the name of Pool Parent with respect to the Account Collateral, which Pool Parent could or might do in the absence of such Event of Default or which the Landlord Representative may deem necessary or desirable to more fully vest in the Collateral Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. For so long as the Guarantee remains outstanding, the foregoing powers of attorney are irrevocable and coupled with an interest.

     6.3  REMEDIES, ETC. CUMULATIVE

     Each right, power and remedy of the Collateral Agent provided for in this Agreement or the Guarantee now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent of any one or more of the rights, powers or remedies provided for in this Agreement or the Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

     6.4  INDEMNITY

     Pool Parent agrees (i) to indemnify and hold harmless the Collateral Agent from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature arising out of the performance of its duties hereunder, and (ii) to reimburse the Collateral Agent, the Landlord Representative and the Landlords for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from the exercise by the Collateral Agent of any right or remedy granted to it hereunder or under the Guarantee except, with respect to clauses (i) and (ii) above, for those claims, demands, losses, judgments and liabilities arising from the Collateral Agent's gross negligence, bad faith, fraud or willful misconduct. In no event shall the Collateral Agent be liable, in the absence of gross negligence, bad faith, fraud or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof or thereof. If and to the extent that the obligations of Pool Parent under this Section are unenforceable for any reason, Pool Parent hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                          7. MISCELLANEOUS PROVISIONS

     7.1  TERMINATION

     This Agreement shall terminate on the date that the obligations of the Pool Parent under the Guarantee terminate (other than with respect to Special Guarantee Obligations (as defined in the Guarantee)), as provided in Section 10(a) of the Guarantee. Upon termination of this Agreement, any funds remaining in the Pool Cash Collateral Account, after application in accordance with this Agreement, including pursuant to the provisions of Section 6.2(b), and satisfaction of any Guaranteed Obligations to the extent of such funds, shall be released by the Collateral Agent to the Pool Parent.

     7.2  FINANCIAL REPORTING

     (a) On each Distribution Date, CCC shall furnish to Landlord Representative a certificate of the chief financial officer, controller, chief accounting officer or treasurer of CCC setting forth the Tangible Net Worth, Consolidated Coverage Ratio, and Minimum Net Worth of CCC as of the last day of the immediately preceding Accounting Period and the CCC Limit of Liability under the Guarantee and each Other Guarantee as of such date.

     (b) CCC shall furnish to Landlord Representative, (i) within 40 days after the end of each of the first three quarters of a Fiscal Year, the most recent unaudited CCC Consolidated Financial Statements accompanied by a Financial Officer's Certificate and, (ii) within 80 days after the end of each Fiscal Year, the CCC Consolidated Financial Statements for such Fiscal Year, certified by Arthur Andersen LLP or another independent certified public accountant reasonably satisfactory to Landlord and accompanied by a Financial Officer's Certificate.

     (c) Except as otherwise provided herein, the cost for one consolidated audit with respect to CCC per Fiscal Year and one quarterly unaudited statement with respect to CCC for each of the first three fiscal quarters in the Fiscal Year as may be required by the Securities and Exchange Commission for regular reporting requirements of Landlord Representative or Host REIT under the Securities and Exchange Act of 1934 shall be borne by Pool Parent. Except as otherwise provided herein, the cost of any other audits or financial statements requested by Landlord Representative or any Landlord shall be borne by Landlord Representative and the Landlords. CCC Consolidated Financial Statements shall be accepted by Landlord Representative if prepared on a combined basis along with all of the other hotels leased from Landlord Representative or any of its Affiliates by a wholly owned Subsidiary of Pool Parent or CCC.

     (d) Any financial report or certificate delivered hereunder by CCC in a timely manner that includes the information required to be furnished under a Lease shall be deemed to satisfy the obligation to provide such report or certificate under such Lease.

     (e) If Landlord Representative does not object to the calculation of the CCC Limit of Liability under the Guarantee or any Other Guarantee within 30 days after receipt of the Financial Officer's Certificate accompanying any audited annual CCC

Consolidated Financial Statements, Landlord Representative will not be permitted to object to such calculation at any time thereafter.

     7.3  NOTICES

     (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with computer generated acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Lease a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

     (c) All such notices shall be addressed:

         if to any Landlord, addressed to such Landlord at:

               10400 Fernwood Road
               Bethesda, Maryland  20817
               Attn:
                    --------------------------

         with a copy to:

               Host Marriott, L.P.
               10400 Fernwood Road
               Bethesda, Maryland  20817
               Attn: General Counsel

         If to Landlord Representative, to:

               Host Marriott, L.P.

               -------------------------------
               10400 Fernwood Road
               Bethesda, Maryland  20817
               Attn: General Counsel

         If to Pool Parent or any Tenant, addressed to Pool Parent or such Tenant, as the case may be, at:

               10400 Fernwood Road
               Bethesda, Maryland  20817
               Attn: General Counsel

         with a copy to:

               Crestline Capital Corporation
               10400 Fernwood Road
               Bethesda, Maryland  20817
               Attn: Chief Financial Officer

     (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

     7.4  WAIVER; AMENDMENT

     None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by CCC, Pool Parent and the Landlord Representative (with the consent of the Collateral Agent if such change or waiver imposes any new duties on the Collateral Agent or would adversely affect the Collateral Agent); provided, however, that no such change, waiver, modification or variance shall be made to
Section 2.2(c) hereof or this Section 7.4 without the consent of each Tenant adversely affected thereby.

     7.5  BENEFIT

     This Agreement shall create a continuing security interest in the Account Collateral and shall (i) be binding upon Pool Parent, CCC, each Tenant, each Tenant Member, the Landlord Representative and each Landlord, and the Collateral Agent and their respective successors and assigns; and (ii) inure to the benefit of the Collateral Agent, the Landlord Representative and each Landlord and their respective successors and assigns; provided that no Landlord shall be permitted to assign its rights hereunder to any Person to which such Landlord sells or conveys any hotel subject to a Lease, other than a Subsidiary of the Landlord Representative.

     7.6  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     7.7  HEADINGS

     The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

     7.8  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     7.9  ASSIGNMENT

     The rights of the Collateral Agent under this Agreement may be assigned to a successor Collateral Agent.

     7.10  WAIVER OF JURY TRIAL

     THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     7.11  DELAY NOT A WAIVER

     Neither any failure nor any delay on the part of the Collateral Agent in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or the Guarantee, neither the Landlord Representative, any Landlord, nor the Collateral Agent shall be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the Guarantee or to declare a default for failure to effect prompt payment of any such other amount.

     7.12  SEVERABILITY

     Any term or provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other applicable jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     7.13  PREFERENCES

     Neither the Collateral Agent, the Landlord Representative nor any of the Landlords shall have any obligation to marshal any assets in favor of Pool Parent, CCC or any other party or against or in payment of any or all of the obligations of Pool Parent or CCC pursuant to the Guarantee or this Agreement. To the extent Pool Parent makes a payment or payments to the Collateral Agent, the Landlord Representative or the Landlords, which payment or proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Collateral Agent, the Landlord Representative or the Landlords.

     7.14  WAIVER OF NOTICE.

     Pool Parent shall not be entitled hereunder to any notices of any nature whatsoever from the Collateral Agent, the Landlord Representative or the Landlords except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by such Person to Pool Parent and except with respect to matters for which Pool Parent is not, pursuant to applicable legal requirements, permitted to waive the giving of notice. To the extent permitted by applicable legal requirements, Pool Parent hereby expressly waives the right to receive any notice hereunder from the Collateral Agent, the Landlord Representative or the Landlords with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by any one or more of such Persons to Pool Parent.

     7.15  REMEDIES OF POOL PARENT, CCC, OR TENANTS

     In the event that a claim or adjudication is made that the Collateral Agent has unreasonably delayed acting in any case where, by law or under this Agreement, the Collateral Agent has an obligation to act promptly, Pool Parent, CCC and Tenants agree that the Collateral Agent shall not be liable for any monetary damages, and their sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment, so long as the Collateral Agent acted without gross negligence, bad faith, fraud or willful misconduct.

          IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Security Agreement to be duly executed in their names, all as of the date first written above.



                              [POOL PARENT]



                              By:________________________
                              Name:______________________
                              Title:_____________________


                              CRESTLINE CAPITAL CORPORATION


                              By:________________________
                              Name:______________________
                              Title:_____________________


                              EACH OF THE TENANTS NAMED ON
                              SCHEDULE 1 HERETO, BY THEIR DULY
                              APPOINTED ATTORNEY IN FACT

                              ______________________________
                              Name:______________________
                                    Attorney in Fact


                              HOST MARRIOTT, L.P., AS LANDLORD
                              REPRESENTATIVE


                              By:  Host Marriott Corporation, its general
                                   partner

                                   By:___________________
                                   Name:_________________
                                   Title:________________

                              EACH OF THE LANDLORDS NAMED ON
                              SCHEDULE 1 HERETO, BY THEIR DULY
                              APPOINTED ATTORNEY IN FACT


                              _______________________________
                              Name:______________________
                                   Attorney in Fact